SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	Commission File Number
March 1, 2004	0-8707

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Utah	87-0327982
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 East 1700 South Provo, Utah 84606
(Address of principal executive offices and zip code)

(801) 342-4300
(Registrant’s telephone number)

Item 5.  Other Events

On March 1, 2004 the Registrant issued a press release announcing a quarterly cash dividend of  5 cents per share payable on March 22, 2004 to shareholders of record on March 11, 1004.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits

(c)                                  The following exhibits are being furnished herewith:

 99.1                        Text of press release issued by Nature’s Sunshine Products, Inc. dated March 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004	NATURE’S SUNSHINE PRODUCTS, INC.
	By:	/s/ CRAIG D. HUFF

Name: Craig D. Huff
Title: Chief Financial Officer and Secretary